UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): March 17, 2020

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor
Cambridge, Massachusetts	2139
(Address of principal executive offices)	(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2020, X4 Pharmaceuticals, Inc., a Delaware corporation (“X4”) and its qualified subsidiaries, including without limitation X4 Therapeutics, Inc. (together with X4, the “Borrower”) entered into a First Amendment to the Amended and Restated Loan and Security Agreement dated June 27, 2019 (collectively the “Amended Loan Agreement”) with Hercules Capital, Inc., and Hercules Capital Funding Trust 2019-1 (collectively the “Lender” or “Hercules”), which provides for aggregate maximum borrowings of up to $50.0 million.

The Amended Loan Agreement consists of (i) a term loan of $25.0 million (including the $20.0 million previously outstanding under the Amended and Restated Loan and Security Agreement dated June 27, 2019) and an additional $5.0 million drawn at the closing of the first amendment on March 13, 2020 (the “Closing Date”) (the “Tranche 1 Term Loan Advance”), (ii) subject to the achievement of certain performance milestones and other conditions, a right of the Borrower to request that the Lender make additional term loan advances in an aggregate amount of up to $7.5 million through June 30, 2021 the (“Tranche 2 Term Loan Advance”), (iii) subject to the achievement of certain performance milestones and conditions, a right of the Borrower to request that the Lender make additional term loan advances in an aggregate amount of up to $7.5 million through June 30, 2022 ( “Tranche 3 Term Loan Advance”) and (iv) subject to the Lender’s investment committee’s sole discretion, a right of the Borrower to request that the Lender make additional term loan advances in an aggregate amount of up to $10.0 million through December 31, 2022 (“Tranche 4 Term Loan Advance”).

Borrowings under the Amended Loan Agreement bear interest at a variable rate equal to a per annum rate of interest equal to the greater of either (i) 3.75% plus the prime rate as reported in The Wall Street Journal, and (ii) 8.75%. In an event of default, as defined in the Amended Loan Agreement, and until such event is no longer continuing, the interest rate applicable to borrowings under the Amended Loan Agreement would be increased by 4.0%.

Borrowings under the Amended Loan Agreement are repayable in monthly interest-only payments through January 1, 2022, and in equal monthly payments of principal and accrued interest from February 1, 2022 until the maturity date of the loan, which is July 1, 2023. X4 may prepay all, but not less than all, of the outstanding borrowings, subject to a prepayment premium of up to 2.0%, 1.0% or 0.5% of the principal amount outstanding as of the date of repayment, in each case depending on when such repayment is made. In addition, the Amended Loan Agreement provides for payments by the Borrower to Hercules of (i) $795,000 payable upon the earlier of November 1, 2021 or the repayment in full of all obligations under the Amended Loan Agreement, and (ii) 4.0% of the aggregate principal amount of all Term Loan Advances drawn under the Amended Loan Agreement (which payment amount would be $2.0 million if X4 borrowed the aggregate maximum principal amount of $50.0 million), payable upon the earlier of the maturity of the Amended Loan Agreement or the repayment in full of all obligations under the Amended Loan Agreement.

Borrowings under the Amended Loan Agreement are collateralized by substantially all of the Borrower’s personal property and other assets except for their intellectual property (but including rights to payment and proceeds from the sale, licensing or disposition of the intellectual property). Under the Amended Loan Agreement, the Borrower has agreed to affirmative and negative covenants to which the Borrower will remain subject until maturity or repayment of the loan in full. The covenants include, without limitation:

(a) Effective immediately upon the date the outstanding principal amount of the advances under the Amended Loan Agreement exceeds $25.0 million, Borrower at all times thereafter shall maintain cash in an account or accounts of Borrower in which Hercules has a first priority security interest, in an aggregate amount greater than or equal to the greater of (i) $30.0 million or (ii) 6 multiplied by a metric based on prior months’ cash expenditures (“RML”); provided, however, that from and after Borrower’s achievement of certain performance milestones, the required level shall be reduced to the greater of (x) $20.0 million, or (y) 3 multiplied by the current RML; and provided further, that subject to the achievement of certain milestones, this covenant shall be extinguished.

(b) Restrictions on the Borrowers’ ability to incur additional indebtedness, pay dividends, encumber its intellectual property, or engage in certain fundamental business transactions, such as mergers or acquisitions of other businesses, with certain exceptions.

The Borrower’s obligations under the Amended Loan Agreement are subject to acceleration upon occurrence of specified events of default, including payment default, insolvency and a material adverse change in the Borrower’s business, operations or financial or other condition.

In addition, under the Amended Loan Agreement, Hercules has the right to participate, in a cumulative amount of up to $3.0 million in the aggregate, of which $1.0 million has already been exercised as of the Closing Date, and subject to exceptions as provided in the Amended Loan Agreement, in any future offering of X4’s equity securities for cash that is solely for financing purposes and is broadly marketed to multiple investors.

The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number      Description

10.1	Amendment No. 1 to Loan and Security Agreement, dated March 13, 2020, by and between X4 Pharmaceuticals, Inc. and Hercules Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: March 17, 2020	By:	/s/ Derek Meisner
Derek Meisner
General Counsel